EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT
-----------------------------

     We consent to the incorporation by reference in AnnTaylor, Inc.'s Registration Statement No. 333-86955 on Form S-3 of our report dated February 28, 2003 (which expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of Statement of Financial Accounting Standards No. 142) appearing in this Annual Report on Form 10-K of AnnTaylor, Inc. for the year ended February 1, 2003.




/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
New York, New York
March 31, 2003